                                 AMENDMENT NO. 1

                             PARTICIPATION AGREEMENT

     The Participation Agreement (the "Agreement"), dated April 4, 2001, by and among AIM Variable Insurance Funds, a Delaware trust, A I M Distributors. Inc., a Delaware corporation, Annuity Investors Life Insurance Company, an Ohio life insurance company, and Great American Advisors, Inc., is hereby amended as follows:

     Section 18 of the Agreement is amended by adding the following at the end of the section:

Each party hereto shall be solely responsible for the compliance of their officers, directors, employees, agents, independent contractors, and any of their affiliated and non-affiliated third parties with all applicable privacy-related laws and regulations including but not limited to the Gramm-Leach-Bliley Act and Regulation S-P. The provisions of this Section 18 shall survive the termination of this Agreement.

     Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   SCHEDULE A

          FUNDS AVAILABLE              SEPARATE ACCOUNTS     CONTRACTS FUNDED BY
         UNDER THE POLICIES           UTILIZING THE FUNDS   THE SEPARATE ACCOUNTS
-----------------------------------   -------------------   ---------------------
          SERIES I SHARES

AIM V.I. Capital Development Fund     Annuity Investors     -    The Commodore
AIM V.I. Government Securities Fund   Separate Account A         Nauticus(SM)
AIM V.I. Premier Equity Fund                                     Group Flexible
                                                                 Premium Deferred
                                                                 Variable Annuity

                                                            -    The Commodore
                                                                 Americus(SM)
                                                                 Group Flexible
                                                                 Premium Deferred
                                                                 Variable Annuity

          SERIES II SHARES

AIM V.I. Capital Development Fund     Annuity Investors     -    The Commodore
AIM V.I. Government Securities Fund   Separate Account C         Helmsman(SM)
AIM V.I. Premier Equity Fund                                     Individual
                                                                 Flexible Premium
                                                                 Deferred
                                                                 Variable Annuity

                                                            -    The Commodore
                                                                 Majesty(SM)
                                                                 Individual
                                                                 Flexible Premium
                                                                 Deferred
                                                                 Variable Annuity

     All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective Date: July 1, 2002.

                                        AIM VARIABLE INSURANCE FUNDS


Attest: /s/ Jim Coppedge                By: /s/ Robert H. Graham
        -----------------------------       ------------------------------------
Name: Jim Coppedge                      Name: Robert H. Graham
Title: Assistant Secretary              Title: President

(SEAL)


                                        A I M DISTRIBUTORS, INC.


Attest: /s/ Jim Coppedge                By: /s/ Michael J. Cemo
        -----------------------------       ------------------------------------
Name: Jim Coppedge                      Name: Michael J. Cemo
Title: Assistant Secretary              Title: President

(SEAL)


                                        ANNUITY INVESTORS LIFE INSURANCE COMPANY


Attest: /s/ John P. Gruber              By: /s/ James L. Henderson
        -----------------------------       ------------------------------------
Name: /s/ John P. Gruber                Name: James L. Henderson
      -------------------------------   Title: Vice President
Title: Assistant Secretary

(SEAL)


                                        GREAT AMERICAN ADVISORS, INC.


Attest: /s/ Peter J. Nerone             By: /s/ James L. Henderson
        -----------------------------       ------------------------------------
Name: /s/ Peter J. Nerone               Name: James L. Henderson
      -------------------------------   Title: Vice President
Title: Assistant Secretary

(SEAL)


                                   Page 2 of 2